Exhibit 99.1

(1)                                  The Reporting Persons beneficially own Series A-4 shares of Class A Common Stock (“Class A Shares”).  A holder of Class A Shares may, from time to time prior to May 31, 2015, elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners.  As of the date of this filing, Class A Shares are convertible on a one-for-one basis into Common Shares.  As certain thresholds are met through holders of Class A Shares receiving additional value in the future from their ownership of the Class A Shares, either via distributions paid by the Issuer on such Class A Shares or future sales or distributions to its investors or partners of Common Shares received upon conversion of their Class A Shares, the holders of the Issuer’s Series B-4 Class B Common Stock (“Class B Shares”) and Series C-4 Common Stock (“Class C Shares”) will convert or be entitled to convert a portion of their Class B Shares and Class C Shares into Common Shares, and the Class A Shares will have their conversion ratio reduced in proportion to the amount of Common Shares that the Class B Shares and Class C Shares receive upon conversion.  The total number of Common Shares that the Class A Shares, Class B Shares and Class C Shares may receive in the aggregate is fixed.  The formula for the conversion of Class A Shares, Class B Shares and Class C Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Issuer’s Certificate of Incorporation, filed as Exhibit 3.1 of the Issuer’s Amendment No. 3 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 26, 2011.

Pursuant to an underwriting agreement, dated February 10, 2011, and the final prospectus filed by the Issuer on February 10, 2011, in connection with the Issuer’s initial public offering of its Common Shares (the “IPO”), the following holders of Class A Shares beneficially owned by the Reporting Persons converted their Class A shares into Common Shares on a one-for-one basis, which Common Shares were sold in the IPO on February 16, 2011:

Carlyle Partners IV Knight, L.P. converted 17,651,778 shares of Series A-4 Class A Shares into an equal number of Common Shares that were sold in the IPO;

CP IV Coinvestment, L.P. converted 1,622,038 shares of Series A-4 Class A Shares into an equal number of Common Shares that were sold in the IPO.

(2)                                  By Carlyle Partners IV Knight, L.P. TCG Holdings, L.L.C. exercise investment discretion over the shares held by Carlyle Partners IV Knight, L.P. through its indirect subsidiary, TC Group IV, L.P. TC Group IV, L.P. is the sole general partner of Carlyle Partners IV Knight, L.P. TC Group IV Managing GP, L.L.C. is the sole general partner of TC Group IV, L.P. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to share beneficial ownership of our Class A shares owned of record by Carlyle Partners IV Knight, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of the Class A shares beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership.

(3)                                  By CP IV Coinvestment, L.P. TCG Holdings, L.L.C. exercise investment discretion over the shares held by CP IV Coinvestment, L.P. through its indirect subsidiary, TC Group IV, L.P. TC Group IV, L.P. is the sole general partner of CP IV Coinvestment, L.P. TC Group IV Managing GP, L.L.C. is the sole general partner of TC Group IV, L.P. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C.  Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to share beneficial ownership of our Class A shares owned of record by CP IV Coinvestment, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of the Class A shares beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership.